Exhibit 99.1

November 1, 2018

FOR ADDITIONAL INFORMATION

Media Ken Stammen Corporate Media Relations (614) 460-5544 kstammen@nisource.com	Investors Randy Hulen Vice President, Investor Relations (219) 647-5688 rghulen@nisource.com	Sara Macioch Manager, Investor Relations (614) 460-4789 smacioch@nisource.com

NiSource Announces $500 Million At-The-Market (ATM) Equity Issuance Program

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) announced today that it has established an “at-the-market” (“ATM”) equity offering program under which it may sell shares of its common stock having an aggregate sales price of up to $500 million.

NiSource has entered into separate equity distribution agreements with each of MUFG Securities Americas Inc., BNP Paribas Securities Corp., Citigroup, Goldman Sachs & Co. LLC and RBC Capital Markets, LLC in their capacity as agents (the “Agents”). Pursuant to these agreements, sales of shares of NiSource’s common stock may be made in transactions that are deemed to be “at-the-market” offerings, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale or as agreed to with the applicable Agent.

In addition to the issuance and sale of shares of its common stock through the Agents, NiSource may enter into forward sale agreements with the Agents or certain of their respective affiliates, each in their capacity as forward purchasers (the “Forward Purchasers”). In connection with each such forward sale agreement, the applicable Forward Purchaser will, at NiSource’s request, borrow from third parties and, through the relevant Agent, sell a number of shares of common stock equal to the number of shares underlying such forward purchase agreement to hedge such forward sale agreement.

NiSource intends to use the proceeds from the sales, if any, of the shares of its common stock to finance capital expenditures and for general corporate purposes.

A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. The offering is being made by means of a prospectus supplement to the prospectus contained in the registration statement. Before making an investment in these securities, potential investors should read the prospectus supplement and the accompanying prospectus for more complete information about NiSource and the offering. Potential investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, potential investors may contact any Agent participating in the offering, who will arrange to send them these documents: MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020; BNP Paribas Securities Corp., Attention: Equity Syndicate, 787 Seventh Avenue, New York, New York 10019, Citigroup c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: 800-831-9146; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282; RBC Capital Markets, LLC, Attention: Prospectus Department, 200 Vesey Street, New York, New York 10281.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource has approximately 8,000 employees. NI-F

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the projections, forecasts, estimates, plans, expectations and strategy discussed in this press release include, among other things, NiSource’s debt obligations; any changes in NiSource’s credit rating; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; NiSource’s ability to obtain expected financial or regulatory outcomes; any damage to NiSource’s reputation; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with the business; impacts from the Greater Lawrence, Massachusetts gas distribution system incident (including any changes in management’s estimates or assumptions regarding financial impact, the timing and amount of insurance recoveries, the outcomes of governmental investigations, changes to state and federal legislation or regulation impacting NiSource’s operating practices, and NiSource’s ability to recover its costs through rates or offset them through operational or other cost savings); the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified work force; advances in technology; the ability of NiSource’s subsidiaries to generate cash; tax liabilities associated with the separation of Columbia Pipeline Group, Inc.; NiSource’s ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; the availability of insurance to cover all significant losses and other matters set forth in Item 1A, “Risk Factors” section of NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other filings with the Securities and Exchange Commission. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this press release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

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